Exhibit 99.1
Masimo Reports Fourth Quarter and Fiscal Year 2015 Financial Results
Q4 2015 Highlights (compared to Q4 2014):

■	Total revenue, including royalties, rose 3.4% to $167.3 million and grew 6.0% on a constant currency basis and with one less selling week versus the prior year period
■	Product revenue rose 3.8% to $159.8 million and grew 6.5% on a constant currency basis and with one less selling week versus the prior year period
■	Masimo rainbow® revenue rose 35.0% to $19.1 million
■	SET® and rainbow SET™ units shipments were 48,500
■
GAAP net income of $24.1 million or $0.46 per diluted share versus $21.2 million or $0.40 per diluted share in the year-ago period. Included in the $0.46 per diluted share is a net gain of $0.06 resulting from various Q4 2015 adjustments.

■	Non-GAAP net income of $7.7 million, or $0.15 per diluted share versus $21.5 million or $0.40 per diluted share in the year-ago period

FY 2015 Highlights (compared to FY 2014):

■	Total revenue, including royalties, rose 7.4% to $630.1 million and grew 10.6% on a constant currency basis and with one less selling week versus the prior year
■	Product revenue rose 7.6% to $599.3 million and grew 11.0% on a constant currency basis and with one less selling week versus the prior year
■	Masimo rainbow® revenue rose 19.4% to $61.8 million
■	SET® and rainbow SET™ units shipments were 182,600
■
GAAP net income of $83.3 million, or $1.55 per diluted share versus $72.5 million or $1.30 per diluted share in the year-ago period. Included in the $1.55 per diluted share is a net gain of $0.06 resulting from various Q4 2015 adjustments.

■	Non-GAAP net income of $74.3 million, or $1.38 per diluted share versus $68.7 million or $1.24 per diluted share in the year-ago period
Irvine, California, February 23, 2016 - Masimo (NASDAQ: MASI) today announced its financial results for the fourth quarter ended January 2, 2016.
Fourth quarter 2015 product revenues rose 3.8% to $159.8 million, compared to $153.9 million for the fourth quarter of fiscal year 2014, and total revenue, including royalties, rose 3.4% to $167.3 million, up from $161.8 million for the fourth quarter of fiscal year 2014. The unfavorable effect of foreign currency movements reduced fourth quarter product revenues by approximately $4.2 million. Fourth quarter 2015 product revenues rose by 6.5% and total revenues rose by 6.0%, both in constant currency and with one less selling week versus the prior year period. The extra selling week in the fourth quarter of 2014 was the result of the company’s 52-53 week fiscal year calendar, and the company estimates that such an extra selling week, which was a short working week due to holidays, contributed approximately $5.0 million of additional product revenue.
The company’s worldwide direct product revenue in the fourth quarter of 2015 rose by 4.3% compared to the same period in 2014 and represented 86.3% of product revenue. OEM sales, which accounted for 13.7% of product revenue, rose by 0.6% to $21.9 million in the fourth quarter of 2015 compared to the same period in 2014. Revenue from sales of Masimo rainbow® products rose by 35.0% to $19.1 million in the fourth quarter of 2015, compared to the same period in 2014.
GAAP net income for the fourth quarter of 2015 was $24.1 million, or $0.46 per diluted share, compared to GAAP net income of $21.2 million, or $0.40 per diluted share, in the fourth quarter of 2014. Net income for the fourth quarter of 2015 included a net after tax benefit of $0.06 per diluted share related to the combined impact of a favorable $25.0 million legal settlement, offset by a $9.7 million inventory valuation adjustment, a $6.1 million accrual for a recent legal decision and a $5.0 million charitable contribution to the Masimo Foundation. Non-GAAP net income for the fourth quarter was $7.7 million, or $0.15 per diluted share, versus non-GAAP net income of $21.5 million or $0.40 per diluted share in the year-ago period. During the fourth quarter of 2015, the company shipped approximately 48,500 SET® pulse oximetry and rainbow® Pulse CO-Oximetry™ units, excluding handheld units. Masimo estimates its worldwide installed base as of January 2, 2016 to be 1,414,000 units, up 7.7% from 1,313,000 units as of January 3, 2015.
Joe Kiani, Chairman and Chief Executive Officer of Masimo, said, “We ended 2015 with a strong fourth quarter that included record shipments of our SET® Pulse Oximetry and rainbow SET™ Pulse CO-Oximetry technology. I am proud that our technologies are making a very positive impact to patient care and happy that we were able to exceed many of the financial and operational metrics that we set at the start of the year and we look forward to realizing a continuation of that momentum through 2016.”
As of January 2, 2016, the company’s total cash and cash investments were $132.3 million compared to $134.5 million as of January 3, 2015. During the fourth quarter, the company repurchased approximately 0.6 million shares of stock for $24.8 million, of which $20.0 million settled during the quarter, resulting in a total 2015 stock repurchases of approximately 4.1 million shares for $155.0 million, of which $150.2 million settled during the year.
2016 Financial Guidance
Masimo today is providing 2016 financial guidance. Masimo expects fiscal 2016 total product revenues to be approximately $670.0 million including approximately $640.0 million in product revenues and $30.0 million in royalty revenues. The $640.0 million in projected 2016 product revenues include an estimated $4.0 million revenue reduction due to the impact of our planned 2016 foreign exchange rates as compared to the actual 2015 foreign exchange rates. Masimo expects fiscal 2016 GAAP earnings per diluted share to be approximately $1.69. Due to the impact of foreign exchange rates and various other non-GAAP adjustments, Masimo also expects fiscal 2016 non-GAAP earnings per diluted share to be approximately $1.74. Masimo will provide additional financial information during the conference call today. Each of the components of Masimo’s guidance set forth above is an estimate only and actual performance could differ.
Conference Call
Masimo will hold a conference call today at 1:30 p.m. PT (4:30 p.m. ET) to discuss the results. A live webcast of the call will be available online from the investor relations page of the company’s website at www.masimo.com. The dial-in numbers are (888) 520-7182 for domestic callers and +1 (706) 758-3929 for international callers. The reservation code for both dial-in numbers is 40429223. After the live webcast, the call will be available on Masimo’s website through March 22, 2016. In addition, a telephonic replay of the call will be available through March 8, 2016. The replay dial-in numbers are (855) 859-2056 for domestic callers and +1 (404) 537-3406 for international callers. Please use reservation code 40429223.
About Masimo
Masimo (NASDAQ: MASI) is a global leader in innovative noninvasive monitoring technologies. Our mission is to improve patient outcomes and reduce the cost of care by taking noninvasive monitoring to new sites and applications. In 1995, the company debuted Masimo SET® Measure-through Motion and Low Perfusion™ pulse oximetry, which has been shown in multiple studies to significantly reduce false alarms and accurately monitor for true alarms. The benefits of Masimo SET® have been proven in more than 100 independent and objective studies and it is estimated to be used on more than 100 million patients in leading hospitals and other healthcare settings around the world. In 2005, Masimo introduced rainbow® Pulse CO-Oximetry technology, allowing noninvasive and continuous monitoring of blood constituents that previously could only be measured invasively, including total hemoglobin (SpHb®), oxygen content (SpOC™), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), and more recently, Pleth Variability Index (PVI®) and Oxygen Reserve Index (ORI™), in addition to SpO2, pulse rate, and perfusion index (PI). In 2014, Masimo introduced Root®, an intuitive open architecture patient monitoring and connectivity platform designed to speed the pace of innovation and reduce the cost of care. Masimo is also taking an active leadership role in mHealth with products such as the Radius-7™ wearable patient monitor and the MightySat™ fingertip pulse oximeter. Additional information about Masimo and its products may be found at www.masimo.com.
Forward-Looking Statements
All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our expectations for full fiscal year 2016 total product and royalty revenues; the impact of 2016 foreign exchange rates; GAAP and non-GAAP earnings per diluted share; demand for our products; anticipated revenue and earnings growth; our financial condition, results of operations and business generally; expectations regarding our ability to design and deliver innovative new noninvasive technologies and reduce the cost of care; and demand for our technologies. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to: our dependence on Masimo SET® and Masimo rainbow® SET® products and technologies for substantially all of our revenue; any failure in protecting our intellectual property exposure to competitors’ assertions of intellectual property claims; the highly competitive nature of the markets in which we sell our products and technologies; any failure to continue developing innovative products and technologies; the lack of acceptance of any of our current or future products and technologies; obtaining regulatory approval of our current and future products and technologies; the risk that the implementation of our international realignment will not continue to produce anticipated operational and financial benefits, including a continued lower effective tax rate; the loss of our customers; the failure to retain and recruit senior management; product liability claims exposure; a failure to obtain expected returns from the amount of intangible assets we have recorded; the maintenance of our brand; the amount and type of equity awards that we may grant to employees and service providers in the future; our ongoing litigation and related matters; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including our most recent Form 10-K and Form 10-Q, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

# # #

Investor Contact: Eli Kammerman	Media Contact: Irene Paigah
(949) 297-7077	(858) 858-7001
ekammerman@masimo.com	irenap@masimo.com
Masimo, SET, Signal Extraction Technology, Improving Patient Outcome and Reducing Cost of Care... by Taking Noninvasive Monitoring to New Sites and Applications, rainbow, SpHb, SpOC, SpCO, SpMet, PVI are trademarks or registered trademarks of Masimo Corporation

MASIMO CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited, in thousands)

	January 2, 2016	January 3, 2015
ASSETS
Current assets
Cash and cash equivalents	$132,317	$134,453
Accounts receivable, net of allowance for doubtful accounts	80,960	71,017
Inventories	62,038	69,718
Prepaid income taxes	2,404	417
Other current assets	21,423	21,471
Total current assets	299,142	297,076
Deferred cost of goods sold	66,844	67,485
Property and equipment, net	132,466	101,952
Intangible assets, net	27,556	27,771
Goodwill	20,394	20,979
Deferred income taxes, noncurrent	44,320	42,258
Other assets	11,013	7,485
Total assets	$601,735	$565,006
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$25,865	$38,045
Accrued compensation	38,415	33,600
Accrued liabilities	44,222	24,541
Income taxes payable	2,777	6,562
Deferred revenue	21,280	21,067
Current portion of capital lease obligations	74	79
Total current liabilities	132,633	123,894
Deferred revenue	298	453
Long term debt	185,071	125,145
Other liabilities	8,021	7,773
Total liabilities	326,023	257,265
Commitments and contingencies
Equity
Masimo Corporation stockholders’ equity:
Common stock	50	52
Treasury stock	(340,873)	(185,906)
Additional paid-in capital	332,417	288,686
Accumulated other comprehensive loss	(4,739)	(2,093)
Retained earnings	288,560	205,260
Total Masimo Corporation stockholders’ equity	275,415	305,999
Noncontrolling interest	297	1,742
Total equity	275,712	307,741
Total liabilities and equity	$601,735	$565,006

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited, in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	January 2, 2016	January 3, 2015	January 2, 2016	January 3, 2015
Revenue:
Product	$159,762	$153,897	$599,334	$556,764
Royalty	7,511	7,891	30,777	29,879
Total revenue	167,273	161,788	630,111	586,643
Cost of goods sold	65,528	52,629	220,128	195,864
Gross profit	101,745	109,159	409,983	390,779
Operating expenses:
Selling, general and administrative	70,653	61,483	252,725	241,016
Research and development	13,809	15,029	56,617	56,581
Litigation settlement, award and/or defense costs	(19,609)	—	(19,609)	(10,331)
Total operating expenses	64,853	76,512	289,733	287,266
Operating income	36,892	32,647	120,250	103,513
Non-operating expense	1,883	1,429	3,905	1,472
Income before provision for income taxes	35,009	31,218	116,345	102,041
Provision for income taxes	9,956	9,432	34,845	27,678
Net income including noncontrolling interest	25,053	21,786	81,500	74,363
Net income (loss) attributable to noncontrolling interest	952	565	(1,800)	1,845
Net income attributable to Masimo Corporation stockholders	$24,101	$21,221	$83,300	$72,518

Net income per share attributable to Masimo Corporation stockholders:
Basic	$0.48	$0.40	$1.62	$1.33
Diluted	$0.46	$0.40	$1.55	$1.30

Weighted-average shares used in per share calculations:
Basic	50,286	52,438	51,311	54,708
Diluted	52,944	53,142	53,707	55,571
The following table presents details of the share-based compensation expense that is included in each functional line item in the condensed consolidated statements of income (in thousands):

	Three Months Ended		Twelve Months Ended
	January 2, 2016	January 3, 2015	January 2, 2016	January 3, 2015
Cost of goods sold	$78	$103	$348	$436
Selling, general and administrative	2,087	2,498	8,139	8,812
Research and development	528	614	2,338	1,757
Total	$2,693	$3,215	$10,825	$11,005

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited, in thousands)

	Twelve Months Ended
	January 2, 2016	January 3, 2015
Cash flows from operating activities:
Net income including noncontrolling interest	$81,500	$74,363
Adjustments to reconcile net income including noncontrolling interest to net cash provided by operating activities:
Depreciation and amortization	15,684	12,818
Share-based compensation	10,825	11,005
Loss on disposal of property, equipment and intangibles	608	918
Provision for doubtful accounts	342	583
Benefit from deferred income taxes	(1,974)	(320)
Income tax benefit from exercise of stock options granted prior to January 1, 2006	2,055	264
Excess tax (benefit) deficit from share-based compensation arrangements	(3,003)	396
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(9,900)	4,862
Decrease (increase) in inventories	7,505	(13,434)
Decrease (increase) in deferred cost of goods sold	452	(5,888)
(Increase) decrease in prepaid income taxes	(1,992)	3,316
Increase in other assets	(3,542)	(2,619)
Decrease in accounts payable	(4,319)	(1,375)
Increase in accrued compensation	5,334	4,948
Increase in accrued liabilities	19,902	1,837
(Decrease) increase in income taxes payable	(739)	3,909
Increase in deferred revenue	58	199
(Decrease) increase in other liabilities	(4,587)	227
Net cash provided by operating activities	114,209	96,009
Cash flows from investing activities:
Purchases of property and equipment	(50,393)	(75,061)
Increase in intangible assets	(4,201)	(3,903)
Net cash used in investing activities	(54,594)	(78,964)
Cash flows from financing activities:
Borrowings under revolving line of credit	130,000	125,000
Repayments under revolving line of credit	(70,000)	—
Debt issuance costs	—	(436)
Repayments on capital lease obligations	(80)	(111)
Proceeds from issuance of common stock	28,285	4,680
Payroll tax withholdings on behalf of employee for stock options	(472)	—
Excess tax benefit (deficit) from share-based compensation arrangements	3,003	(396)
Repurchases of common stock	(150,152)	(102,453)
Net equity issuances (repurchases) by noncontrolling interest	346	(38)
Net cash provided by (used in) financing activities	(59,070)	26,246
Effect of foreign currency exchange rates on cash	(2,681)	(4,304)
Net increase (decrease) in cash and cash equivalents	(2,136)	38,987
Cash and cash equivalents at beginning of period	134,453	95,466
Cash and cash equivalents at end of period	$132,317	$134,453

MASIMO CORPORATION SUPPLEMENTAL NON-GAAP INFORMATION (unaudited in thousands, except percentages and per share amounts)

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME ATTRIBUTABLE TO MASIMO SHAREHOLDERS:
	Three Months Ended		Twelve Months Ended
	January 2, 2016	January 3, 2015	January 2, 2016	January 3, 2015
GAAP net income attributable to Masimo Corporation stockholders	$24,101	$21,221	$83,300	$72,518

Non-GAAP adjustments:
Constant currency F/X adjustments:
Product revenue	4,154	—	18,640	—
Cost of goods sold	(1,107)	—	(4,266)	—
Operating expenses	(1,602)	—	(7,250)	—
Non-operating income	(245)	—	428	—
Subtotal - Constant currency F/X adjustments	1,200	—	7,552	—

Amortization of acquisition-related intangible assets:
Cost of goods sold	115	114	458	458
Operating expenses	273	274	1,094	1,094
Subtotal - Amortization of acquisition-related intangible assets	388	388	1,552	1,552

Litigation settlement awards, damages and/or defense costs:
Operating expenses	(19,609)	—	(19,609)	(10,331)
Non-operating income	741	—	741	—
Noncontrolling interest	—	—	—	2,321
Subtotal - Litigation settlement awards, damages and/or defense costs	(18,868)	—	(18,868)	(8,010)

Net tax impact of above items	913	(88)	764	2,979
Net tax impact of noncontrolling interest	—	—	—	(341)
Net tax impact of above items	913	(88)	764	2,638

Total non-GAAP adjustments	(16,367)	300	(9,000)	(3,820)

Non-GAAP net income attributable to Masimo Corporation stockholders	$7,734	$21,521	$74,300	$68,698

Net income per diluted share attributable to Masimo Corporation stockholders:
GAAP net income per diluted share	$0.46	$0.40	$1.55	$1.30
Non-GAAP Adjustments per diluted share	(0.31)	—	(0.17)	(0.06)
Non-GAAP net income per diluted share	$0.15	$0.40	$1.38	$1.24

RECONCILIATION OF GAAP TO NON-GAAP EPS GUIDANCE:
Fiscal Year Ending
December 31, 2016
GAAP EPS guidance	$1.69
Constant currency F/X adjustments	0.03
Amortization of acquisition-related intangible assets	0.03
Litigation settlement awards, damages and/or defense costs	—
Net tax impact of above items	(0.01)
Total non-GAAP EPS adjustments	0.05
Non-GAAP EPS guidance	$1.74

Non-GAAP Financial Measures
The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP). The non-GAAP financial measures presented exclude the items summarized in the above table that are more fully described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results and that these items are not indicative of the company’s on-going core operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the company’s business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the company may be different from the non-GAAP financial measures used by other companies.
The company has presented the following non-GAAP measures on a basis consistent with its historical presentation, to assist investors in understanding the company’s core net operating results on an on-going basis: (i) non-GAAP net income attributable to Masimo Corporation stockholders, (ii) non-GAAP product revenue, (iii) non-GAAP gross profit, (iv) non-GAAP operating expenses, (v) non-GAAP non-operating income (expense), (vi) non-GAAP noncontrolling interest, and (vii) non-GAAP net income per diluted share attributable to Masimo Corporation stockholders. These non-GAAP financial measures may also assist investors in making comparisons of the company’s core operating results with those of other companies. Management believes non-GAAP product revenue, non-GAAP gross profit, non-GAAP net income attributable to Masimo Corporation stockholders and non-GAAP net income per diluted share attributable to Masimo Corporation stockholders are important measures in the evaluation of the Company’s performance and uses these measures to better understand and evaluate our business.
The non-GAAP financial measures reflect adjustments for the following items, as well as the related income tax effects thereof:
Constant currency F/X adjustments. Some of our sales agreements with foreign customers provide for payment in currencies other than the U.S. Dollar. Similarly, certain of our product costs and operating expenses, and the related balance sheet payables and accruals, are denominated in foreign currencies other than the U.S. Dollar. These foreign currency revenues, costs and expenses, receivables, payables and accruals, when converted into U.S. Dollars, can vary significantly from period to period depending on the average and quarter-end exchange rates during a respective period. We believe that comparing these foreign currency denominated revenues, costs and expenses, receivables, payables and accruals by holding the exchange rates constant with the prior year period is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. We anticipate that fluctuations in foreign exchange rates and these related constant currency and other foreign exchange adjustments will continue to occur in future periods.
Amortization of acquisition-related intangibles. Amortization of intangibles generally represents costs incurred by an acquired company or other third party to build value prior to our acquisition of the intangible assets. As such, it is effectively part of the transaction costs of the acquisition rather than ongoing costs of operating our core business. As a result, we believe that exclusion of these costs in presenting non-GAAP financial measures provides management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within our core business. Amortization of intangibles will recur in future periods.
Litigation settlement awards, damages and/or defense costs. In connection with litigation proceedings arising in the course of our business, we have recorded expenses as a defendant in such proceedings in the form of damages and directly-related legal fees, reversals of such damages and directly-related legal fee expenses upon a court vacating a prior award against us, and re-accruals of such damages, as well as estimated interest, based on our reassessment of the probable outcome of the subsequent appeal. In addition, we have also recorded recoveries of damages and directly-related legal fees as a plaintiff in litigation proceedings. We believe that exclusion of these expenses, expense reversals and recoveries is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. In this regard, we note that these expenses, expense reversals and recoveries are generally unrelated to our core business and/or infrequent in nature.

Reconciliations between the GAAP and non-GAAP amounts for each financial statement line item are as follows:

RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE:
	Three Months Ended		Twelve Months Ended
	January 2, 2016	January 3, 2015	January 2, 2016	January 3, 2015
GAAP product revenue	$159,762	$153,897	$599,334	$556,764

Non-GAAP adjustments
Constant currency F/X adjustments	4,154	—	18,640	—
Total non-GAAP product revenue adjustments	4,154	—	18,640	—

Non-GAAP product revenue	$163,916	$153,897	$617,974	$556,764

GAAP royalty revenue	$7,511	$7,891	$30,777	$29,879

Non-GAAP total revenue	$171,427	$161,788	$648,751	$586,643

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT:
	Three Months Ended		Twelve Months Ended
	January 2, 2016	January 3, 2015	January 2, 2016	January 3, 2015
GAAP gross profit	$101,745	$109,159	$409,983	$390,779
GAAP product gross profit %	59.0%	65.8%	63.3%	64.8%
GAAP total gross profit %	60.8%	67.5%	65.1%	66.6%

Non-GAAP adjustments
Constant currency F/X adjustments	3,047	—	14,374	—
Amortization of acquisition-related intangible assets	115	114	458	458
Total non-GAAP gross profit adjustments	3,162	114	14,832	458

Non-GAAP gross profit	$104,907	$109,273	$424,815	$391,237
Non-GAAP product gross profit %	59.4%	65.9%	63.8%	64.9%
Non-GAAP total gross profit %	61.2%	67.5%	65.5%	66.7%

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES:
	Three Months Ended		Twelve Months Ended
	January 2, 2016	January 3, 2015	January 2, 2016	January 3, 2015
GAAP operating expenses	$64,853	$76,512	$289,733	$287,266

Non-GAAP adjustments
Constant currency F/X adjustments	1,602	—	7,250	—
Amortization of acquisition-related intangible assets	(273)	(274)	(1,094)	(1,094)
Litigation settlement awards, damages and/or defense costs	19,609	—	19,609	10,331
Total non-GAAP operating expenses adjustments	20,938	(274)	25,765	9,237

Non-GAAP operating expenses	$85,791	$76,238	$315,498	$296,503

RECONCILIATION OF GAAP NON-OPERATING INCOME TO NON-GAAP NON-OPERATING INCOME:
	Three Months Ended		Twelve Months Ended
	January 2, 2016	January 3, 2015	January 2, 2016	January 3, 2015
GAAP non-operating income (expense)	1,883	1,429	3,905	1,472

Non-GAAP adjustments
Constant currency F/X adjustments	245	—	(428)	—
Litigation settlement awards, damages and/or defense costs	(741)	—	(741)	—
Total non-GAAP non-operating income adjustments	(496)	—	(1,169)	—

Non-GAAP non-operating income (expense)	$1,387	$1,429	$2,736	$1,472

RECONCILIATION OF GAAP NONCONTROLLING INTEREST TO NON-GAAP NONCONTROLLING INTEREST:
	Three Months Ended		Twelve Months Ended
	January 2, 2016	January 3, 2015	January 2, 2016	January 3, 2015
GAAP noncontrolling interest	952	565	(1,800)	1,845

Non-GAAP adjustments
Litigation settlement awards, damages and/or defense costs	—	—	—	(2,321)
Tax impact of above items	—	—	—	341
Total non-GAAP noncontrolling interest adjustments	—	—	—	(1,980)

Non-GAAP noncontrolling interest	$952	$565	$(1,800)	$(135)

RECONCILIATION OF GAAP NET INCOME PER DILUTED SHARE TO NON-GAAP NET INCOME PER DILUTED SHARE:
	Three Months Ended		Twelve Months Ended
	January 2, 2016	January 3, 2015	January 2, 2016	January 3, 2015
GAAP net income per diluted share attributable to Masimo Corporation stockholders	$0.46	$0.40	$1.55	$1.30

Non-GAAP adjustments
Constant currency F/X adjustments	0.02	—	0.14	—
Amortization of acquisition-related intangible assets	0.01	0.01	0.03	0.03
Litigation settlement awards, damages and/or defense costs	(0.36)	—	(0.35)	(0.14)
Net tax impact of above items	0.02	(0.01)	0.01	0.05
Total non-GAAP net income per diluted share adjustments	(0.31)	—	(0.17)	(0.06)

Non-GAAP net income per diluted share attributable to Masimo Corporation stockholders	$0.15	$0.40	$1.38	$1.24